Exhibit 23(p)(9)
                                 CODE OF ETHICS

                        MARVIN & PALMER ASSOCIATES, INC.


1.       Introduction

This Code of Ethics ("Code") has been adopted by Marvin & Palmer Associates, Inc. ("Marvin & Palmer Associates"). Its purpose is to alert the officers, directors, employees and certain affiliated persons of Marvin & Palmer Associates to their ethical and legal responsibilities with respect to certain securities transactions involving (a) possible conflicts of interest with advisory clients ("clients") or (b) the possession of certain material non-public information.

The provisions of this Code are based upon the following general fiduciary principles:

A. THE DUTY AT ALL TIMES TO PLACE THE INTERESTS OF MARVIN & PALMER ASSOCIATES' CLIENTS FIRST;

B. THE REQUIREMENT THAT ALL PERSONAL SECURITIES TRANSACTIONS BE CONDUCTED CONSISTENT WITH THIS CODE AND IN SUCH A MANNER TO AVOID ANY ACTUAL, POTENTIAL, OR PERCEIVED CONFLICT OF INTEREST OR ANY ABUSE OF AN INDIVIDUAL'S POSITION OF TRUST AND RESPONSIBILITY; AND

C. THE FUNDAMENTAL STANDARD THAT ADVISORY PERSONNEL SHOULD NOT TAKE INAPPROPRIATE ADVANTAGE OF THEIR POSITIONS.

Furthermore, because even the appearance of impropriety could damage the reputation of Marvin & Palmer Associates or its clients, this Code expressly prohibits Access Persons and investment personnel (each as defined below) and their affiliates from engaging in certain specified activities. This Code also requires Access Persons and investment personnel to make certain reports concerning their personal securities transactions and the receipt of certain gifts or other benefits.

This Code is adopted pursuant to the requirements of Rule 17j-1 under the Investment Company Act of 1940, as amended (the "Investment Company Act"), that registered investment companies and their advisors adopt a written code of ethics, and Section 204A and Rule 204-2(a)(12) of the Investment Advisers Act of 1940 that registered investment advisors adopt procedures reasonably designed to prevent the misuse of material non-public information and maintain records of personal securities transactions of advisory personnel, respectively.

Every Access Person must read, acknowledge receipt of, and retain this Code. Any
questions   concerning  this  Code  should  be  addressed  to  Marvin  &  Palmer
Associates' Clearing Person.

2.       Definitions

For purposes of this Code:

"Access Person" shall mean any officer, director or employee of Marvin & Palmer Associates. It shall also mean any other person who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by a client, or whose functions related to the making of any recommendation with respect to such purchases or sales.

"Clearing Person" shall mean the Head Trader of Marvin & Palmer Associates and any other person designated by the Chief Executive Officer to perform some or all of the functions of the Clearing Person under this Code.

"Covered Security" means all instruments commonly known as a security, including, without limitation, (1) all common and preferred equity securities regardless of the identity of the issuer, (2) partnership interests, limited partnership interests, units in a unit trust, depository receipt and other kinds of certificates of participation, (3) all debt securities regardless of original length of maturity and time remaining to maturity, regardless of the identity of the issuer and regardless of whether the debt is convertible and exchangeable for another instrument or security, (4) rights, warrants, options, futures and all derivative instruments and (5) any instrument in any way related to any of the foregoing. "Covered Security" does not include securities issued by federal, state or local governments, bankers' acceptances, bank certificates of deposit and time deposits, commercial paper, repurchase agreements, and shares of registered open-end investment companies (i.e., "mutual funds") so long as Marvin & Palmer Associates is not the adviser or sub-adviser to such mutual funds. In other words, securities issued by open-end funds that are advised or sub-advised by Marvin & Palmer Associates or by closed-end funds are included within the definition of "Covered Security."

"Gifts" shall mean cash or other tangible items of value. The term shall not include entertainment (including, among other things, tickets to sporting and other events and food and dining) provided in furtherance of a legitimate business purpose.

"Insider trading" shall mean the trading of any security while in the possession of material non-public information as to which the Access Person (1) has a duty to keep confidential or (2) knows or should have known was improperly obtained. "Material information" means information that is substantially likely to be considered important in making an investment decision by a reasonable investor, or information that is reasonably certain to have a substantial effect on the price of an issuer's securities. Information is non-public until it has been effectively communicated or made available to the marketplace.

"Independent Directors" shall mean a director of Marvin & Palmer Associates who is not an interested person of Marvin & Palmer Associates within the meaning of
Section 2(a)(19)(B) of the Investment Company Act. A Marvin & Palmer Associates interested person includes: (i) any affiliated person of Marvin & Palmer Associates; (ii) any member of the immediate family of any natural person who is an affiliated person (as defined in the Investment Company Act) of Marvin & Palmer Associates; (iii) any person who knowingly has any direct or indirect beneficial interest in any security issued by Marvin & Palmer Associates or by a controlling person of Marvin & Palmer Associates; (iv) any person or partner or employee of any person who at any time since the beginning of the last two completed fiscal years of the investment company has acted as legal counsel for Marvin & Palmer Associates; (v) any broker or dealer registered under the Securities Exchange Act of 1934 or any affiliated person of such a broker or dealer; and (vi) any natural person whom the Securities and Exchange Commission by order shall have determined to be an interested person by reason of having had at any time since the beginning of the last two completed fiscal years of an investment company advised by Marvin & Palmer Associates a material business or professional relationship with Marvin & Palmer Associates or with the principal executive officer or any controlling person of Marvin & Palmer Associates.

"Investment personnel" shall mean portfolio managers who make decisions about client investments and the analysts, traders and other personnel who assist in that process.


3.       Prohibited Conduct

         A. It shall be a violation of this Code for any Access Person to direct the purchase or sale of (including options to purchase or sell) a Covered Security in contravention of the Internal Policy Restrictions, a copy of which is attached as Exhibit A, for the account of any person other than a client.

         B.    It shall be a violation of this Code for any Access Person:

         i. To make recommendations concerning the purchase or sale of securities by a client without disclosing Access Person's interest, if any, in such securities or the issuer thereof, including without limitation:

               a.   Any  direct  or  indirect   beneficial   ownership   of  any
                    securities of such issuer;

               b.   Any   contemplated   transaction  by  such  person  in  such
                    securities; and

               c. Any present or proposed relationship with such issuer or its affiliates.

         ii. To participate in any securities transaction on a joint basis with any registered investment company in violation of applicable law;

         iii. To engage in "insider trading," whether for his or her own benefit or the benefit of others;

         iv. To divulge the current portfolio positions, and current and anticipated portfolio transactions, programs, and studies of a client to anyone unless it is properly within his or her duties to do so; and

         v. To communicate material non-public information concerning any security to others unless it is properly within his or her duties to do so.

         C. It shall be a violation of this Code for any investment personnel:

         i. To serve as a director of a publicly held company prior to a determination by the Clearing Person that such service would be consistent with the interests of Marvin & Palmer Associates' clients; and

         ii. To receive any gift or other thing of more than $250.00 value from any person or entity that does, or prospectively can reasonably be expected to do business with or on behalf of any client.

         D. The General Policy on Insider Information and Trading, a copy of which is attached as Exhibit B, is a part of this Code.

4.       Reports

         A. The reporting requirements described below shall apply to any account in which the Access Person has any beneficial economic interest AND over which the Access Person has direct or indirect influence or control. Examples of beneficial economic interest include accounts in the name of:

         i.    a spouse or spousal equivalent;

         ii.   a minor child;

         iii.  a relative sharing the same house; or

         iv. anyone else, if the Access Person obtains benefits substantially equivalent to ownership of the securities or can obtain ownership of the securities immediately or in the future.

         B. All Access Persons, other than Independent Directors, shall provide for the transmission to Marvin & Palmer Associates of duplicate copies of all confirms and account statements by each account described in paragraph A above in which any covered securities are held or can be held.

         C. All Access Persons, other than Independent Directors, shall report to Marvin & Palmer Associates the following information with respect to any transaction in any Covered Security (within ten days of said transaction) in which such Access Person has, or by reason of such transaction acquired, any direct or indirect beneficial ownership in the Covered Security, to the extent that such transaction is not otherwise reflected in account statements submitted to Marvin & Palmer Associates pursuant to paragraph B above:

         i. The date of the transaction, the title and the number of shares, and the principal amount of each Covered Security involved;

         ii. The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

         iii.  The price at which the transaction was effected; and

         iv. The name of the broker, dealer or bank with or through whom the transaction was effected.

         D. Within 10 days of either the commencement of employment or the date a person becomes an Access Person, all Access Persons, other than Independent Directors, shall report to Marvin & Palmer Associates' Clearing Person all personal securities holdings, including (i) the title, number of shares and principal amount of each Covered Security in which the Access Person had a direct or indirect beneficial interest upon becoming an Access Person, (ii) the name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect interest of the Access Person as of such date and (iii) the date on which the report is submitted. The Personal Brokerage Information form, which is attached as Exhibit D, may be used for such purpose.

         E. Not later than 10 days after the end of each calendar quarter, all Access Persons, other than Independent Directors, shall report to Marvin & Palmer Associates' Clearing Person (i) information with respect to any securities transactions occurring during the quarter, including (a) the date of the transaction, the title, interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security, (b) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition), (c) the price at which the transaction was effected, (d) the name of the broker, dealer or bank with or through which the transaction was effected and (e) the date that the report is submitted and (ii) information with respect to any account established by the Access Person for which any securities were held during the quarter for the direct or indirect benefit of the Access Person, including (a) the name of the broker, dealer or bank with whom the Access Person established the account, (b) the date the account was established and (c) the date that the report is submitted. The Quarterly Information form, which is attached as Exhibit E, may be used for such purpose.

         F. Independent Directors must file a Quarterly Information form if the Independent Director trades in a Covered Security that the Independent Director knew or should have known that during the 15 day period immediately before or after the Independent Director's transaction in the Covered Security, a registered investment company that Marvin & Palmer Associates advises (a "Fund") purchased or sold the Covered Security, or the Fund or Marvin & Palmer Associates considered purchasing or selling the Covered Security.

         G. Annually all Access Persons shall report to Marvin & Palmer Associates' Clearing Person the following information (which information must be current as of a date no more than 30 days before the report is submitted: (i) the title, number of shares and principal amount of each Covered Security in which the Access Person had a direct or indirect interest, (ii) the name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person and (iii) the date that the report is submitted. The Annual Information form, which is attached as Exhibit F, may be used for such purpose.

         H. All reports and account statements received by Marvin & Palmer Associates in accordance with this Code shall be kept confidential except to the extent that disclosure may be required by regulatory authorities and that disclosure, on a confidential basis, may be made for an audit of compliance procedures.

         I. Marvin & Palmer Associates shall identify all Access Persons who are under a duty to complete and provide the reports described above and shall inform such persons of such duty.

         J. Marvin & Palmer Associates shall establish and maintain procedures by which appropriate management or compliance personnel will review the account statements and the reports required to be made pursuant to paragraphs D, E and F.

5.       Pre-Clearance and Gifts

         A. Except as specifically provided, all Access Persons, other than Independent Directors, shall complete a Request for Permission, an example of which is attached as Exhibit C, prior to purchasing or selling (including options to purchase or sell a security) a Covered Security for any person other than a client. No transaction shall be effected unless advance written clearance of a transaction in a Covered Security is obtained from the Clearing Person on the same day as the proposed purchase or sale of such Covered Security.

         B. All Access Persons shall report to Marvin & Palmer Associates' Clearing Person the following information concerning each gift or other benefit received from, or paid for, by any person or entity that does business with or on behalf of any client in which the value of such exceeds $250.

         i.    A description of each gift, including the date of receipt;

         ii.   The cost of such gift; and

         iii. The name and company affiliation of the person providing each gift.

         Such report shall be made reasonably contemporaneously with the receipt of the gift.

6.       Interpretations and Exceptions

Any questions regarding the applicability, meaning or administration of this Code shall be referred by the person concerned in advance of any contemplated transaction to the Clearing Person. Exemptions may be granted by such person, if, in his judgment, the fundamental obligation of the person involved is not compromised.

7.       Sanctions

Violation of any provision of this Code is grounds for dismissal. Other sanctions may be imposed.

                                                                       EXHIBIT A


                          INTERNAL POLICY RESTRICTIONS


1.       Access Persons are prohibited from purchasing or selling:

         A. Securities and related securities (such as options warrants and convertible securities etc.) determined by the Clearing Person to be restricted for purchase or sale by Access Persons.

         B. Securities and related securities for which client has an outstanding order.

         C. Securities and related securities that were traded on the same day or the prior day, or that the Access Person knows, or reasonably should know, are intended to be traded on the same day or the next day, by a client or for a client's account.

2.       Investment personnel are prohibited from purchasing or selling:

         A. Securities being offered as part of an initial public offering unless specific permission is received from the Clearing Person.

         B. Securities being offered in a privately placed transaction (also known as a "limited offering") unless specific permission is received from the Clearing Person. The investment personnel seeking permission shall provide in writing full details concerning the proposed transaction, including a certification that the investment opportunity did not arise by virtue of such person's activities on behalf of Marvin & Palmer Associates. The Clearing Person may grant permission only if he or she concludes, after consultation with relevant investment personnel, that Marvin & Palmer Associates would not have any foreseeable interest in investing in such security or any related security for the account of any client. If the proposed investment is in a private investment pool ("PIP"), such permission also shall take into account (i) the size of the Marvin & Palmer Associates employee's investment in the PIP, (ii) whether there exists any potential competition between any client and the PIP for future investments and (iii) whether there exists any past, present or future relationships between the manager of the PIP and the Marvin & Palmer Associates employee, Marvin & Palmer Associates or any client.

Securities and related securities if the purchase or sale would result in a profit from the purchase and sale, or (with respect to short sales) the sale and purchase, of the same or equivalent securities within 60 calendar days (the "60 day rule").

3.        Notwithstanding the prohibitions described above:

         A. Access Persons may participate (i) on an on-going basis in an issuer's dividend reinvestment or stock purchase plan, (ii) in any transaction over which such person did not have any direct or indirect influence or control and (iii) in involuntary transactions (such as mergers, inheritances, gifts etc.), and in each case pre-clearance pursuant to the Code shall not be required.

         B. Investment Personnel may sell, subject to the 60 day rule, securities and related securities, as to which clients have sold their entire holdings.

         C. Investment Personnel may sell securities without regard to the 60 day rule if the Clearing Person makes a determination in writing that such transaction will not be inconsistent with any of the three general fiduciary principles articulated in the Code.

                                                                       EXHIBIT B


                GENERAL POLICY ON INSIDER INFORMATION AND TRADING


Any Access Person in possession of material nonpublic information about a company or its operations, or about any security, may not trade in such company's securities, or such security, regardless of whether the trade is based on such material nonpublic information. In addition, any Access Person possessing such material nonpublic information may not (i) communicate to anyone such material nonpublic information for other than legitimate corporate purposes, (ii) recommend the purchase or sale of that company's securities, or
(iii) assist someone who is engaging in any of the above activities. All restrictions contained in this policy also apply to family members and close friends of Access Persons, and to other persons who have a relationship (legal, personal or otherwise) with an Access Person that might reasonably result in such other person's transactions being attributable to such Access Person.

The matters set forth above require an analysis of two concepts on a case-by-case basis: whether information in possession of an Access Person who trades in securities is "material" and whether such information is "nonpublic."

Information is considered "material" when there is substantial likelihood that a reasonable investor would consider the information important in deciding to buy, sell or hold securities. In short, information that could affect the market price of securities should be considered to be material. By way of example, it is probable that the following information would be deemed material: annual, quarterly or monthly financial results, significant changes in earnings or earnings projections, changes in dividend policies, the possibility of a recapitalization, the offering or repurchase of a company's stock, unusual gains or losses, negotiations regarding major acquisitions or divestitures, important management changes, impending bankruptcy or liquidation, and significant threatened or pending litigation developments.

Information is considered "nonpublic" unless it has been effectively disclosed in a manner sufficient to insure that the public has had the opportunity to evaluate such information.

                                                                       EXHIBIT C

                            REQUEST FOR PERMISSION TO
                         ENGAGE IN PERSONAL TRANSACTION

I hereby request permission to effect a transaction today in securities indicated below for my own account or other account in which I have a beneficial interest or legal title:

         (Use approximate amounts and prices of proposed transactions.)

                           PURCHASES AND ACQUISITIONS


   No. of Shares or                                             Unit
   Principal Amount               Name of Security              Price      Total Price          Broker

-----------------------   --------------------------------    ---------   -------------     -----------------

-----------------------   --------------------------------    ---------   -------------     -----------------

-----------------------   --------------------------------    ---------   -------------     -----------------

-----------------------   --------------------------------    ---------   -------------     -----------------

-----------------------   --------------------------------    ---------   -------------     -----------------

-----------------------   --------------------------------    ---------   -------------     -----------------


                          SALES AND OTHER DISPOSITIONS

   No. of Shares or                                             Unit
   Principal Amount               Name of Security              Price      Total Price          Broker

-----------------------   --------------------------------    ---------   -------------     -----------------

-----------------------   --------------------------------    ---------   -------------     -----------------

-----------------------   --------------------------------    ---------   -------------     -----------------

-----------------------   --------------------------------    ---------   -------------     -----------------

-----------------------   --------------------------------    ---------   -------------     -----------------

-----------------------   --------------------------------    ---------   -------------     -----------------


------------------------------------------------
Permission Granted:  Yes [ ]     No  [ ]

Trade Authorized by (please check):

Chris Luft                 [ ]

Keith Gallagher            [ ]

Zeke Maki                  [ ]
------------------------------------------------





------------------------------------------------

Name: ------------------------------------------




Signature: ---------------------------------


Date: --------------------------------------
------------------------------------------------



-------------------------------------------------------
Prior Transaction
Within 60 Days?:        Yes [ ]     No  [ ]

If "Yes", date of Prior Transaction: __________________
-------------------------------------------------------

                                                                       EXHIBIT D



                         PERSONAL BROKERAGE INFORMATION


[ ]      I have no personal brokerage information to report.

[ ] My personal brokerage information is indicated below. I have attached copies of the most recent statements of the accounts listed below that hold covered securities.


-----------------------------------------------------------------------------------------------------------
            ACCOUNT NAME               NAME, ADDRESS AND PHONE NUMBER    ACCOUNT NUMBER   CAN THE ACCOUNT
                                          OF BROKER, DEALER OR BANK                         HOLD COVERED
                                                                                            SECURITIES?
-----------------------------------------------------------------------------------------------------------
1.
                                                                                          Yes  !

                                                                                          No   !
-----------------------------------------------------------------------------------------------------------
2.
                                                                                          Yes  !

                                                                                          No   !
-----------------------------------------------------------------------------------------------------------
3.
                                                                                          Yes  !

                                                                                          No   !
-----------------------------------------------------------------------------------------------------------
4.
                                                                                          Yes  !

                                                                                          No   !
-----------------------------------------------------------------------------------------------------------
5.
                                                                                          Yes  !

                                                                                          No   !
-----------------------------------------------------------------------------------------------------------

In addition to the covered securities listed on the statements that are attached to this form, I have a direct or an indirect interest in the following covered securities:

[ ]      None.


-----------------------------------------------------------------------------------------------------------
               TITLE                    NUMBER OF SHARES AND PRINCIPAL    BROKER, DEALER OR BANK WHERE HELD
                                                   ACCOUNT                             (IF ANY)
-----------------------------------------------------------------------------------------------------------
1.

-----------------------------------------------------------------------------------------------------------
2.

-----------------------------------------------------------------------------------------------------------
3.

-----------------------------------------------------------------------------------------------------------
4.

-----------------------------------------------------------------------------------------------------------
5.


-----------------------------------------------------------------------------------------------------------





SIGNATURE ---------------------------------------           DATE ---------------------------------------------


                                                                       EXHIBIT E

                              QUARTERLY INFORMATION

In addition to the transactions listed on the statements for the accounts that are listed on the attached sheet as holding covered securities, copies of the statements of which are being provided to Marvin & Palmer Associates' Clearing Person, the following transactions have occurred during the calendar quarter just completed with respect to covered securities in which I have a direct or indirect interest:

[ ]       None.

-----------------------------------------------------------------------------------------------------------
 DATE OF TRANSACTION      TITLE, INTEREST        NATURE OF THE            PRICE            NAME OF BROKER,
                           RATE, MATURITY         TRANSACTION                              DEALER OR BANK
                          DATE, NUMBER OF     (PURCHASE, SALE OR
                             SHARES AND        OTHER - DESCRIBE)
                          PRINCIPAL AMOUNT
-----------------------------------------------------------------------------------------------------------
1.

-----------------------------------------------------------------------------------------------------------
2.

-----------------------------------------------------------------------------------------------------------
3.

-----------------------------------------------------------------------------------------------------------

During the calendar quarter just completed, I established accounts in which securities were held other than the accounts listed on the attached sheet.

[ ]       None.

-----------------------------------------------------------------------------------------------------------
 NAME, ADDRESS AND TELEPHONE NUMBER OF BROKER, DEALER     DATE THE ACCOUNT WAS       CAN THE ACCOUNT HOLD
                       OR BANK                                 ESTABLISHED            COVERED SECURITIES?
-----------------------------------------------------------------------------------------------------------
1.                                                                                 Yes  !
                                                                                   No   !
-----------------------------------------------------------------------------------------------------------
2.                                                                                 Yes  !
                                                                                   No   !
-----------------------------------------------------------------------------------------------------------
3.                                                                                 Yes  !
                                                                                   No   !
-----------------------------------------------------------------------------------------------------------



SIGNATURE ---------------------------------------           DATE ---------------------------------------------


                                                                       EXHIBIT F


                               ANNUAL INFORMATION

In addition to the covered securities listed on the year-end statements of the accounts that are listed on attached sheet as holding covered securities, copies of which statements are being provided to Marvin & Palmer Associates' Clearing Person, and the covered securities listed on the attached sheet, I have a direct or indirect interest in the following securities:

[ ]       None.

-----------------------------------------------------------------------------------------------------------
     TITLE, NUMBER OF SHARES AND PRINCIPAL AMOUNT          NAME OF THE BROKER, DEALER OR BANK WHERE HELD
-----------------------------------------------------------------------------------------------------------
1.

-----------------------------------------------------------------------------------------------------------
2.

-----------------------------------------------------------------------------------------------------------
3.

-----------------------------------------------------------------------------------------------------------
4.

-----------------------------------------------------------------------------------------------------------

In addition to the accounts that are listed on the attached sheet, securities are held for my direct or indirect benefit in the following accounts:

[ ]       None.

-----------------------------------------------------------------------------------------------------------
 NAME, ADDRESS AND TELEPHONE NUMBER OF BROKER, DEALER     DATE THE ACCOUNT WAS       CAN THE ACCOUNT HOLD
                       OR BANK                                 ESTABLISHED            COVERED SECURITIES?
-----------------------------------------------------------------------------------------------------------
1.                                                                                 Yes  !
                                                                                   No   !
-----------------------------------------------------------------------------------------------------------
2.                                                                                 Yes  !
                                                                                   No   !
-----------------------------------------------------------------------------------------------------------
3.                                                                                 Yes  !
                                                                                   No   !
-----------------------------------------------------------------------------------------------------------


SIGNATURE ---------------------------------------           DATE ------------------------------------------


                               STATEMENT REGARDING

                                 CODE OF ETHICS

                                       OF

                        MARVIN & PALMER ASSOCIATES, INC.

The undersigned hereby certifies that he or she has read and will abide by the Marvin & Palmer Associates, Inc. Code of Ethics and reporting requirements set forth in the Code. If the undersigned is an officer or employee of Marvin & Palmer Associates, Inc., the undersigned acknowledges that failure to observe the provisions of the Code shall be a basis for dismissal for cause and may subject him or her to civil liabilities and criminal penalties. The undersigned hereby certifies that he or she has cleared and disclosed all securities transactions as required by the Code.




----------------------------------     -----------------------------------------
Date                                   Signature